CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 dated April 9, 2001 and related Prospectus pertaining to the Fremont General Corporation Supplemental Executive Retirement Plan of our report dated March 23, 2001, with respect to the consolidated financial statements and schedules of Fremont General Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                 ERNST & YOUNG LLP


Los Angeles, California
April 6, 2001